Exhibit 99.01

Large Scale Biology Corporation (LSBC) Reports Narrowed

Fourth Quarter 2003 Operating Losses and Progress Toward Commercialization

VACAVILLE, CALIFORNIA, February 4, 2004 – Large Scale Biology Corporation (Nasdaq:LSBC) announced fourth quarter 2003 results today, reporting narrowed losses through restructuring and significant progress toward commercialization of its biopharmaceutical pipeline.

LSBC’s net loss on a GAAP basis was $7.1 million, or $0.28 per share, for the fourth quarter of 2003, compared to a GAAP net loss of $7.3 million, or $0.29 per share, for the fourth quarter of 2002. Excluding charges of $2.2 million consisting of $1.9 million for asset impairment and $0.3 million for severance benefits related to executing previously announced plans to wind down the Company’s Germantown, Maryland, 2-dimensional gel fee-for-service proteomics business, the pro forma net loss for the fourth quarter of 2003 was $4.9 million, or $0.19 per share, versus a pro forma net loss of $6.0 million, or $0.24 per share, for the fourth quarter of 2002. The comparable pro forma net loss for the fourth quarter of 2002 excluded a charge of $1.3 million for asset impairment, consisting primarily of goodwill.

For the full year 2003, LSBC’s GAAP net loss was $25.3 million, or $0.99 per share, compared to a GAAP net loss of $33.2 million, or $1.33 per share, for 2002. Excluding charges of $5.0 million consisting of $3.6 million for asset impairment and $1.4 million for severance benefits related to the wind down of the Company’s Germantown, Maryland, 2-dimensional gel fee-for-service proteomics business and the Company’s 2003 reorganization, the pro forma net loss for 2003 was $20.3 million, or $0.79 per share.

Revenues for 2003 were $3.6 million, an increase of $0.9 million from 2002. Total operating costs and expenses on a GAAP basis were $29.0 million for 2003, a decrease of $7.5 million, or 20%, from $36.5 million in 2002. Pro forma total operating costs and expenses for 2003 were $24.0 million, a decrease of $10.3 million, or 30%, from comparable pro forma total operating costs and expenses of $34.3 million in 2002. The pro forma total operating costs and expenses for 2003 excludes aforementioned charges of $5.0 million for asset impairment and severance benefits. Pro forma total operating costs and expenses for 2002 excludes charges of $2.2 million consisting of $1.3 million for asset impairment consisting primarily of goodwill and $0.9 million for severance benefits related to the Company’s 2002 reorganization.

LSBC President and CEO Kevin J. Ryan said, “2003 was a watershed year for the Company. First, we succeeded in re-scaling LSBC without sacrificing our ability to generate near term product revenue. Second, we’ve maintained focus on the longer R&D proprietary product pipeline initiatives, while adding two next-generation biologicals that we believe have realistic partnering potential to complement our on-going efforts for Aprotinin and Alpha-galactosidase A. Finally, we’ve exited what had become for us a low-margin 2-dimensional gel fee-for-service proteomics business and replaced it with promising proprietary technology for potentially discovering biomarkers of disease.” Mr. Ryan added, “Our cash position at the end of the year was $7.7 million, as forecasted, and our equity financing efforts are proceeding as planned. LSBC’s capital position, in combination with 2004 revenue and ever mindful attention to costs, should provide liquidity for the Company well into next year and lead to profitability.”

Fourth quarter 2003 highlights:

•	Entered into an exclusive collaborative agreement with Schering-Plough Animal Health Corporation (SPAH), the worldwide animal health care business of Schering-Plough Corporation, to evaluate several vaccines for control of viral infections in animals.

•	Entered into an exclusive license agreement with the Cincinnati Children’s Hospital Medical Center, Cincinnati, Ohio for the development of a drug to treat atherosclerosis, a leading cause of death in the U.S.

•	Announced plans to commercialize, through a wholly owned subsidiary, Eclipse Diagnostics, Inc., a revolutionary new diagnostic product called BAMF™ Technology that enables breakthrough detection of cancer and other diseases through non-invasive, serum-based (blood) tests.

•	Shipped sample quantities of its plant-produced recombinant aprotinin product (rAprotinin) to prospective customers for R&D and manufacturing applications. Aprotinin is a protease inhibitor commercially marketed for medical, research and biomanufacturing applications.

•	Results published in PreClinica, Jan/Feb 2004, indicate our plant-produced human therapeutic enzyme, Alpha-galactosidase A, showed positive results in preclinical studies using an animal model of Fabry disease.

•	Concluded toxicoproteomics fee-for-service contract with NIEHS and wound-down 2-dimensional gel proteomics operations at the Germantown, Maryland, operation.

LSBC will also host a conference call on February 4, 2004 at 2:00 p.m. (Pacific). This call is open to the public and will be hosted by Robert L. Erwin, Chairman of the Board; Kevin J. Ryan, President and Chief Executive Officer; and Ronald J. Artale, Senior Vice President, Chief Operating Officer and Chief Financial Officer. To participate in this conference call in the U.S./Canada, dial (877) 337-8496, or outside the U.S., dial (706) 679-5296. The conference identification number is 4811865. A replay of the call will be available until 8:59 p.m. (Pacific), February 7, 2004, starting two hours after the call. For replay in the U.S./Canada, dial (800) 642-1687; outside of the U.S., dial (706) 645-9291; then enter the conference identification number 4811865. The call will also be webcast live over the internet by CCBN. To access this broadcast, please go to the Company’s website at www.lsbc.com. If you are unable to participate during the live webcast, the call will be archived on the LSBC website through February 7, 2004.

About Large Scale Biology Corporation

Large Scale Biology uses its biomanufacturing, functional genomics and proteomics technologies to develop and manufacture drugs, vaccines and diagnostics for effective treatment of disease. Corporate offices, the Genomics Division, Biopharmaceutical Development laboratories, and Eclipse Diagnostics, Inc are headquartered in Vacaville, California, and the Company’s commercial-scale biomanufacturing facility is located in Owensboro, Kentucky. For more information about Large Scale Biology Corporation, visit the Company’s website at www.lsbc.com.

In this release, any statements, which refer to expectations, projections or other characterizations of future events or circumstances, are forward-looking statements. Forward-looking statements involve risks, uncertainties and situations that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by these statements, including our dependence upon and our ability to enter into and maintain successful relationships with collaboration partners, creation of demand for products incorporating or made using our technologies, our ability to improve and keep our technologies competitive, delays or issues which may arise in securing FDA approval for certain products we develop, the actual clinical efficacy of such products, our ability to manage costs in ways that preserve our product pipeline and technology base and the requirement for substantial funding to conduct research and development and to expand commercialization activities. We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this release. For a further list and description of such risks and uncertainties, see LSBC’s reports filed with the Securities and Exchange Commission, including Forms 10-K and 10-Q. Except as required by law, we do not undertake to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

LSBC™ is a trademark of Large Scale Biology Corporation.

Large Scale Biology Corporation

Condensed Consolidated Statements of Operations

Unaudited

(In thousands, except per share amounts)

	Three Months Ended Dec 31,		Year Ended Dec 31,
	2003	2002	2003	2002
Revenues	$621	$997	$3,570	$2,622

Costs and expenses:
Development agreements	1,275	380	4,720	1,247
Research and development	2,750	4,433	11,511	21,191
General and administrative	1,867	2,179	9,159	12,162
Impairment of property	1,900	433	3,598	433
Impairment of goodwill	—	839	—	839
Amortization of purchased intangibles	—	156	52	624

Total costs and expenses	7,792	8,420	29,040	36,496

Loss from operations	(7,171)	(7,423)	(25,470)	(33,874)
Interest income, net	26	103	177	690

Net loss	$(7,145)	$(7,320)	$(25,293)	$(33,184)

Net loss per share - basic and diluted	$(0.28)	$(0.29)	$(.99)	$(1.33)

Weighted average shares outstanding - basic and diluted	25,859	25,079	25,619	24,991

Large Scale Biology Corporation

Condensed Consolidated Balance Sheets

Unaudited

(In thousands)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and marketable securities	$7,737	$23,078
Other current assets	971	1,529

Total current assets	8,708	24,607
Property, plant, and equipment, net	8,628	14,865
Intangible and other assets, net	3,644	5,269

	$20,980	$44,741

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,545	$1,527
Current portion of long-term debt	52	49
Deferred revenue and customer advances	147	245

Total current liabilities	1,744	1,821
Accrued stock compensation	708	—
Long-term debt	209	261

Total liabilities	2,661	2,082
Stockholders’ equity	18,319	42,659

	$20,980	$44,741